Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

VIST Financial Corp.

Wyomissing, Pennsylvania

We hereby consent to the incorporation by reference in the Registration Statements on Form S-3 (No. 333-45878 and 333-102238) and Form S-8 (No. 333-143790, No. 333-45874, 333-37452, 333-37438, 333-81509, 333-81511, 333-108129 and 333-108130) of VIST Financial Corp. and its subsidiaries of our reports dated March 31, 2010, relating to the consolidated financial statements and the effectiveness of VIST Financial Corp.’s internal control over financial reporting, which appears in this Form 10-K.

/s/ ParenteBeard LLC

ParenteBeard LLC
Reading, Pennsylvania
March 31, 2010